As filed with the Securities and Exchange Commission on July 31, 1998

                               Registration Statement No. 333-__________


                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                        ________________________

                                FORM S-8
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ________________________

                          SPARTECH CORPORATION
         (Exact name of Registrant as specified in its charter)
                Delaware                  43-0761773
            (State of incorporation)I.R.S. Employer Identification No.

      7733 Forsyth Boulevard, Suite 1450, Clayton, Missouri 63105 (Address of Principal Executive Offices)
(Zip Code)


            SPARTECH CORPORATION INCENTIVE STOCK OPTION PLAN
         SPARTECH CORPORATION 401(K) SAVINGS & INVESTMENT PLAN
                       (Full title of the plans)

                            Randy C. Martin
           Vice President-Finance and Chief Financial Officer
                          Spartech Corporation
                   7733 Forsyth Boulevard, Suite 1450
                        Clayton, Missouri 63105
                (Name and address of agent for service)

                             (314) 721-4242
     (Telephone number, including area code, of agent for service)

                            With Copies to:
                        Jeffrey D. Fisher, Esq.
                 Armstrong, Teasdale, Schlafly & Davis
                  One Metropolitan Square, Suite 2600
                       St. Louis, Missouri 63102
                             (314) 621-5070


                      CALCULATION OF REGISTRATION FEE
 Title of each class of    Amount to    Proposed      Proposed     Amount
    securities to be          be         maximum      maximum        of
       registered         registered    offering     aggregate    registra
                                        price per     offering      tion
                                        unit<F1>     price<F1>    fee<F2>

Common stock, par value    1,000,000     $19.66     $19,660,000.  $5,799.7
$0.75 per share, issuable   shares                       00          0
pursuant to Spartech
Corporation Incentive
Stock Option Plan

Common stock, par value    1,000,000     $19.66     $19,660,000.  $5,799.7
$0.75 per share, issuable   shares                       00          0
pursuant to Spartech
Corporation 401(K)
Savings & Investment Plan

<F1> Average of the high and low trading prices on the New York Stock Exchange on July 28, 1998.

<F2> The registration fee is calculated pursuant to Rules 457(c) and 457(h).

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.   Incorporation of Documents by Reference.

     The following documents previously filed by Spartech Corporation (the
"Registrant") with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

     (a)  The Registrant's 1997 annual report filed pursuant to Section
          13(a) or 15(d) of the Securities Exchange Act of 1934;

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the registrant document referred to in (a) above;
          and

          (c) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A dated November 28,
          1994, filed with the Commission under the Securities Exchange Act of 1934 on December 1, 1994.

     All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.



Item 4.   Description of Securities.

     Not applicable.



Item 5.   Interests of Named Experts and Counsel.

     Not applicable.



Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law and Section Eighth of the Registrant's Restated Certificate of Incorporation provide for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.



Item 7.   Exemption from Registration Claimed.

     Not applicable.



Item 8. Exhibits. The following Exhibits are filed as a part of this Registration Statement:


Exhibit        Description

   3.1         Restated Certificate of Incorporation of Spartech Corporation

   3.2         By-Laws of Spartech Corporation, as amended

   4.1         Spartech Corporation Incentive Stock Option Plan, as amended

   4.2         Spartech Corporation Amended and Restated 401(K) Savings &
          Investment Plan

   4.3         Summary Plan Description for Spartech Corporation 401(K) Savings
          & Investment Plan

   5.1 Opinion of Armstrong, Teasdale, Schlafly & Davis regarding legality of shares being registered

  23.1         Consent of Armstrong, Teasdale, Schlafly & Davis (incorporated in
          Exhibit 5.1)

  23.2         Consent of Arthur Andersen LLP

  23.3         Consent of Ernst & Young LLP

  24.1         Powers of Attorney (see Signature Page)

In lieu of providing an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service ("IRS") determination letter that the Spartech Corporation 401(K) Savings & Investment Plan ("Plan") is qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.


Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
               Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and in the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C1                         SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on July 31, 1998.


                                   SPARTECH CORPORATION


                                   By: s/Bradley B. Buechler
                                       Bradley B. Buechler
                                       President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below constitutes and appoints Bradley
B. Buechler and David B. Mueller, or either of them singly, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and either of them singly, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them singly, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Date Signed              Signature                     Title



July 29, 1998        s/W.R. Clerihue              Chairman of the Board
                       W.R. Clerihue



July 29, 1998        s/Bradley B. Buechler        President, Chief Executive
                     Bradley B. Buechler           Officer and Director
                                                  (Principal Executive Officer)



July 29, 1998        s/David B. Mueller           Executive Vice President,
                     David B. Mueller             Chief Operating Officer,
                                                  Secretary and Director



July 29, 1998        s/Randy C. Martin            Vice President - Finance and
                     Randy C. Martin              Chief Financial Officer
                                                  (Principal Financial and
                                                   Accounting Officer)


July 29, 1998        s/Ralph B. Andy                   Director
                     Ralph B. Andy



July 29, 1998        s/Thomas L. Cassidy               Director
                     Thomas L. Cassidy



July 29, 1998        s/John R. Kennedy                Director
                     John R. Kennedy



July 29, 1998        s/Calvin J. O'Connor              Director
                     Calvin J. O'Connor



July 29, 1998       s/Jackson W. Robinson              Director
                    Jackson W. Robinson



July 29, 1998        s/Alan R. Teague             Director
                     Alan R. Teague

                       INDEX TO EXHIBITS


Exhibit        Description

   3.1         Restated Certificate of Incorporation of Spartech Corporation

   3.2         By-Laws of Spartech Corporation, as amended

   4.1         Spartech Corporation Incentive Stock Option Plan, as amended

   4.2         Spartech Corporation Amended and Restated 401(K) Savings &
          Investment Plan

   4.3         Summary Plan Description for Spartech Corporation 401(K) Savings
          & Investment Plan

   5.1 Opinion of Armstrong, Teasdale, Schlafly & Davis regarding legality of shares being registered

  23.1         Consent of Armstrong, Teasdale, Schlafly & Davis (incorporated in
          Exhibit 5.1)

  23.2         Consent of Arthur Andersen LLP

  23.3         Consent of Ernst & Young LLP

  24.1         Powers of Attorney (see Signature Page)






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